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                                                                  EXHIBIT 12

                                                                  EXECUTION COPY


                     TELESYSTEM INTERNATIONAL WIRELESS INC.

                                    as Issuer

                                       and

                       J.P. MORGAN PARTNERS (BHCA), L.P.,

                        U.F. INVESTMENTS (BARBADOS) LTD.,

                      CAPITAL COMMUNICATIONS CDPQ INC. AND

                                 TELESYSTEM LTD.

                                  as Purchasers

                                       and

                          ASIA OPPORTUNITY FUND, L.P.,
                   J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,
               CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. AND
                 CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.

                            FOURTH AMENDING AGREEMENT

                                     TO THE

                          MASTER AND PURCHASE AGREEMENT
                          DATED AS OF NOVEMBER 28, 2001

                                  MARCH 4, 2002
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FOURTH AMENDING AGREEMENT DATED AS OF MARCH 4, 2002 TO THE MASTER AND PURCHASE
AGREEMENT DATED AS OF NOVEMBER 28, 2001, AS SUCH MASTER AND PURCHASE AGREEMENT HAS BEEN AMENDED BY THE FIRST AMENDING AGREEMENT DATED AS OF JANUARY 18, 2002, BY A SECOND AMENDING AGREEMENT DATED AS OF JANUARY 24, 2002 AND BY A THIRD AMENDING AGREEMENT DATED AS OF FEBRUARY 5, 2002 AMONG THE PARTIES.

Among

                     TELESYSTEM INTERNATIONAL WIRELESS INC.

and

                       J.P. MORGAN PARTNERS (BHCA), L.P. ,

                          ASIA OPPORTUNITY FUND, L.P.,

                   J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,

                 CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V.,

                CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.,

                        U.F. INVESTMENTS (BARBADOS) LTD.,

                        CAPITAL COMMUNICATIONS CDPQ INC.,

                                TELESYSTEM LTD.,

WHEREAS the Parties entered into a Master and Purchase Agreement dated as of November 28, 2001, as amended by that certain First Amending Agreement dated as of January 18, 2002, that certain Second Amending Agreement dated as of January 24, 2002 and that certain Third Amending Agreement dated as of February 5, 2002 (the "MAPA");

WHEREAS the Parties agree that it is desirable to amend the definition of "Expiry Time" in the MAPA and the form of Special Warrant certificate attached thereto as Schedule 2.1(c) to reflect such amended definition;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:
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                                   ARTICLE 1

                                 INTERPRETATION

1.1      MAPA

             (a) Except as expressly supplemented and modified herein, all of the provisions, terms and conditions contained in the MAPA shall remain in full force and effect.

             (b) Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalised terms and expressions not otherwise defined in this Agreement have the meanings ascribed to them in the MAPA.

1.2      Defined Terms

As used in this Agreement, including the recitals hereto but except in references to the provisions of the MAPA, the following terms have the following meanings:

             "AGREEMENT" means this Fourth Amending Agreement; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.



1.3      Gender and Number

Any reference in this Agreement to gender includes both genders and words importing the singular number only shall include the plural and vice versa.

1.4      Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.5      Severability

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.
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                                       4

1.6      Inclusion

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.7      Time of the Essence

Time shall be of the essence of this Agreement.

                                   ARTICLE 2

                                 MAPA AMENDMENT

2.1      Definition Amendment

Section 1.1 of the MAPA is hereby amended as follows:

             (a) The definition of "Expiry Time" is hereby amended and replaced by the following definition:

             ""EXPIRY TIME" means 5:00 p.m. (Montreal time) on March 31, 2002".

2.2      Amendment to Schedule 2.1(c)

Schedule 2.1(c) of the MAPA is hereby amended by deleting the first paragraph appearing on the first page and replacing it with the following:

             "EXERCISABLE AT ANY TIME AFTER THE QUALIFYING DATE AND ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON MARCH 31, 2002, (THE "EXPIRY TIME")."



                                    ARTICLE 3

                                  MISCELLANEOUS

3.1      Survival

The representations and warranties contained in this Agreement, if any, will survive the completion of the transactions herein contemplated unless otherwise noted herein and, notwithstanding any investigation made by or on behalf of the Purchasers and JPMP Asia, will continue in full force and effect for the benefit of the Purchasers and JPMP Asia, or the Issuer, as the case may be, unaffected by any subsequent disposition of the Special Warrants or of the Underlying Securities or any of them for a period of five (5) years. The covenants contained herein, if any, will survive the completion of this transaction, unless otherwise noted herein.
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                                       5

3.2      Governing Law

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE PROVINCE OF QUEBEC, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF QUEBEC TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF THE PROVINCE OF QUEBEC WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF QUEBEC, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

3.3      Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.4      Language

The Parties acknowledge and are satisfied that this Agreement be initially drawn up in the English language. Notwithstanding the foregoing, the Issuer undertakes to have this Agreement translated into the French language and to circulate such translated version among the Purchasers and JPMP Asia forthwith following the date hereof and in any event by no later than March 15, 2002, whereupon the Purchasers and JPMP Asia shall have 15 days to comment thereon in writing to the Company and all other Parties (such comments limited to issue of translation only and not of substance). Upon agreement as to the final French translation of this Agreement by the Company and all other Parties, each of whom shall act diligently and in good faith in respect thereof, the English and French versions of this Agreement shall together be deemed to constitute one and the same agreement.
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IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.


                              TELESYSTEM INTERNATIONAL WIRELESS INC.

                              By:      ________________________________
                                       Name:
                                       Title:

                              By:      ________________________________
                                       Name:
                                       Title:

                              J.P. MORGAN PARTNERS (BHCA), L.P.

                              By:      JPMP Master Fund Manager, L.P.,
                                       its General Partner

                              By:      JPMP Capital Corp.,
                                       its General Partner

                              By:      ________________________________
                                       Name:
                                       Title:

                              ASIA OPPORTUNITY FUND, L.P.

                              By:      Asia Opportunity Company,
                                       its General Partner

                              By:      ________________________________
                                       Name:
                                       Title:
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                                       3

                              CAIP CO-INVESTMENT FUND
                              PARALLEL FUND (I) C.V.

                              By:      Asia Opportunity Company,
                                       its General Partner

                              By:      ________________________________
                                       Name:
                                       Title:

                              CAIP CO-INVESTMENT FUND
                              PARALLEL FUND (II) C.V.

                              By:      Asia Opportunity Company,
                                       its General Partner

                              By:      ________________________________
                                       Name:
                                       Title:

                              J.P. MORGAN ASIA INVESTMENT
                              PARTNERS, L.P.

                              By: J.P. Morgan Asia Equity Partners, L.P., its General Partner

                              By:      JPMP Asia Equity Company,
                                       a Managing General Partner

                              By:      _______________________________
                                       Name:
                                       Title:

                              U.F. INVESTMENTS (BARBADOS) LTD.

                              By:      ________________________________
                                       Name:
                                       Title:
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                                       4


                              CAPITAL COMMUNICATIONS CDPQ INC.

                              By:      ________________________________
                                       Name:
                                       Title:


                              By:      ________________________________
                                       Name:
                                       Title:

                              TELESYSTEM LTD.


                              By:      ________________________________
                                       Name:
                                       Title:


                              By:      ________________________________
                                       Name:
                                       Title: